Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 8, 2011, by and between McMoRan Exploration Co., a Delaware corporation (“MMR”), and Whitney Exploration, LLC, a Louisiana limited liability company (“Whitney”). MMR and Whitney are sometimes referred to collectively as the “Parties” and individually as a “Party.”
RECITALS:
     WHEREAS, MMR, McMoRan Oil & Gas LLC, a Delaware limited liability company (“MOXY”), and Whitney have entered into that certain Purchase Agreement (the “Purchase Agreement”), dated the date hereof, pursuant to which MOXY will acquire Whitney’s contract rights and participation interests in certain prospects in the Gulf of Mexico in exchange for cash and shares of common stock, par value $0.01 per share, of MMR (the “MMR Common Stock”); and
     WHEREAS, to induce Whitney to accept MMR Common Stock as part of the consideration under the Purchase Agreement, Whitney has required that MMR agree, and MMR has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Registrable Securities as set forth herein; and
     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified in the introductory paragraph of this Agreement.
     “Business Day” means any day on which commercial banks are generally open for business in New York, New York or New Orleans, Louisiana other than a Saturday, a Sunday or a day observed as a holiday in New York, New York or New Orleans, Louisiana under the Laws of the State of New York or the State of Louisiana or the federal Laws of the United States of America.
     “Effectiveness Period” has the meaning specified in Section 2.1(b) of this Agreement.
     “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
     “Losses” has the meaning specified in Section 2.6(a) of this Agreement.

     “MMR” has the meaning specified in the introductory paragraph of this Agreement.
     “MMR Common Stock” has the meaning specified in the recitals of this Agreement.
     “NYSE” means The New York Stock Exchange, Inc.
     “Purchase Agreement” has the meaning specified in the recitals of this Agreement.
     “Registrable Securities” means the MMR Common Stock to be acquired by Whitney pursuant to the Purchase Agreement and any additional securities issued with respect to such shares of MMR Common Stock.
     “Registration Expenses” has the meaning specified in Section 2.5(b) of this Agreement.
     “Registration Statement” means any registration statement of MMR filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
     “SEC” means the Securities and Exchange Commission.
     “Selling Expenses” has the meaning specified in Section 2.5(b) of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of MMR Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     “Whitney” has the meaning specified in the introductory paragraph of this Agreement.
     “Whitney Indemnified Persons” has the meaning specified therefore in Section 2.6(a) of this Agreement.
     Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest of (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act or such Registrable Security is eligible to be disposed of by Whitney under Rule 144 without restriction as to volume; (c) when such Registrable Security is held by MMR or one of its subsidiaries; and (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.8 hereof.

ARTICLE 2
REGISTRATION RIGHTS
     Section 2.1 Registration.
          (a) Not later than 30 days after the Closing, MMR shall file with the SEC an automatic shelf Registration Statement (or, if MMR is not eligible to use an automatic shelf Registration Statement, a Registration Statement on Form S-3 or such other form as is then available to MMR to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities. Any Registration Statement shall provide for the resale of Registrable Securities pursuant to any method or combination of methods legally available to, and requested by, Whitney. If such Registration Statement is not automatically effective upon filing, then MMR shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective not later than 240 days after the Closing.
          (b) MMR shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1 to be effective, supplemented, amended and replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities by Whitney until the earliest date on which any of the following occurs: (i) all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). Subject to Section 2.2, upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (i) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for the resale of all or part of the Registrable Securities by Whitney, MMR shall promptly file an appropriate amendment to the Registration Statement curing such defect, and, if SEC review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. MMR shall prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Effective Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the rules and regulations under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period.
          (c) Subject to Section 2.2, a Registration Statement when effective will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within two (2) Business Days of such date, MMR shall provide Whitney with written notice of the effectiveness of such Registration Statement.

     Section 2.2 Delay Rights.
     Notwithstanding anything to the contrary contained herein, MMR may, upon written notice to Whitney, suspend Whitney’s use of any prospectus which is a part of a Registration Statement or other registration statement (in which event Whitney shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement but may settle any previously made sales of Registrable Securities) if (i) MMR is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and MMR determines in good faith that MMR’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in a Registration Statement or other registration statement; (ii) MMR has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of MMR, would materially and adversely affect MMR; or (iii) MMR would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements); provided, however, that in no event shall Whitney be suspended from selling Registrable Securities pursuant to a Registration Statement or other registration statement for a period that exceeds an aggregate of 45 days in any 180-day period or 90 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by Whitney in connection with any offering. Upon disclosure of such information or the termination of the condition described above, MMR shall provide prompt written notice to Whitney, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.3 Sale Procedures. In connection with its obligations under this Article 2, MMR will, as expeditiously as possible:
          (a) subject to Section 2.2, prepare and file with the SEC such amendments and supplements to, and replacements of, a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
          (b) furnish to Whitney (i) before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and provide Whitney the opportunity to object to any information pertaining to Whitney and its plan of distribution that is contained therein and make the corrections reasonably requested by Whitney with respect to such information prior to filing such Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as Whitney may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
          (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as Whitney shall reasonably request; provided, however, that MMR will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (d) promptly notify Whitney, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) of this Section 2.3(d) and any written request by the SEC for amendments or supplements to a Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
          (e) immediately notify Whitney, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, including an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by MMR of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Subject to Section 2.2, following the provision of such notice, MMR agrees to use commercially reasonable efforts to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (f) subject to appropriate confidentiality obligations, furnish to Whitney copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by MMR are then listed;
          (i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of MMR to enable Whitney to consummate the disposition of such Registrable Securities;
          (j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (k) enter into customary agreements and take such other actions as are reasonably requested by Whitney in order to expedite or facilitate the disposition of such Registrable Securities.
     Upon receipt of notice from MMR of the happening of any event of the kind described in subsection (d) of this Section 2.3, Whitney shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until Whitney’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.3 or until it is advised in writing by MMR that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by MMR, Whitney will, or will request the managing underwriter or underwriters, if any, to deliver to MMR (at MMR’s expense) all copies in their possession or control, other than permanent file copies then in Whitney’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.4 Cooperation by Whitney. MMR shall have no obligation to perform its duties under Section 2.1 if Whitney has failed to timely furnish such information concerning Whitney that MMR determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.5 Expenses.
          (a) Expenses. MMR will pay all Registration Expenses. Whitney shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder, and MMR shall not be responsible for any Selling Expenses. In addition, except as otherwise provided in Section 2.5(b) and Section 2.6 hereof, MMR shall not be responsible for legal fees incurred by Whitney in connection with the exercise of such its rights hereunder.
          (b) Certain Definitions. “Registration Expenses” means all reasonable expenses incident to MMR’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.1, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for MMR, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements and transfer taxes allocable to the sale of the Registrable Securities.
     Section 2.6 Indemnification.
          (a) By MMR. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, MMR will indemnify and hold harmless Whitney, its directors, officers, employees and agents and each Person, if any, who controls Whitney within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Whitney Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Whitney Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Whitney Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that MMR will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Whitney Indemnified Person in writing specifically for use in a Registration Statement or such other registration statement, preliminary prospectus, free writing prospectus or prospectus supplement, as applicable, it being understood that Whitney will only be required to furnish information regarding its legal name, address, the number of securities being registered on its behalf and such other information as may be required by Law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Whitney Indemnified Person, and shall survive the transfer of such securities by Whitney.
          (b) By Whitney. Whitney agrees to indemnify and hold harmless MMR, its directors, officers, employees and agents and each Person, if any, who controls MMR within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from MMR to Whitney, but only with respect to information regarding Whitney furnished in writing by or on behalf of Whitney expressly for inclusion in a Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of Whitney shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by Whitney from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.6 except to the extent that the indemnifying party is prejudiced by such omission. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof includes a complete release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall Whitney be required to contribute an aggregate amount in excess of the lesser of (A) the amount which Whitney would have been obligated to pay under Section 2.6(b) if such indemnity was available to the indemnified party and (B) the dollar amount of proceeds (net of Selling Expenses) received by Whitney from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.6 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, MMR agrees to use its commercially reasonable efforts to:
          (a) make and keep public information regarding MMR available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
          (b) file with the SEC in a timely manner all reports and other documents required of MMR under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) so long as Whitney owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to Whitney forthwith a copy of the most recent annual or quarterly report of MMR, and such other reports and documents so filed as Whitney may reasonably request in availing itself of any rule or regulation of the SEC allowing Whitney to sell any such securities without registration.
     Section 2.8 Transfer or Assignment of Registration Rights. The rights under this Article 2 may be not transferred or assigned by Whitney unless (a) MMR is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of Whitney under this Agreement, and (c) MMR gives written consent, which consent will be in the sole discretion of MMR. In the event that a transfer is consummated pursuant to this Section 2.8, the transferee shall assume all of the rights and obligations of Whitney under this Agreement.
ARTICLE 3
MISCELLANEOUS
     Section 3.1 Communications. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:
     If to Whitney, to:
Whitney Exploration, LLC
P.O. Box 1607
11864 Highway 308, Box 1580
LaRose, Louisiana 70373
     If to MMR, to:
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Fax: 504-585-3513
Attention: John Amato
With a copy to (which copy shall not constitute notice):
Jones, Walker, Waechter, Poitevent, Carrère & Denègre LLP
333 N. Central Avenue
Phoenix, Arizona 85004
Fax: (225) 248-3334
Attention: Monique A. Cenac
     Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.
     Section 3.2 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.
     Section 3.3 Recapitalization, Exchanges, Etc. Affecting the MMR Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of MMR or any successor or assign of MMR (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations, pro rata distributions of securities and the like occurring after the date of this Agreement.
     Section 3.4 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

     Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
     Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.
     Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.8 Governing Law.
          (a) This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the Laws of another jurisdiction.
          (b) Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the City of Wilmington, Delaware. The Parties hereto hereby (i) irrevocably consent to the personal jurisdiction and venue of such courts, and (ii) waive any claim (by way of motion, as a defense or otherwise) of improper venue, that such parties are not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court.
     Section 3.9 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by MMR and Whitney.

     Section 3.12 No Presumption. If any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel. Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of Law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of Law to the effect that any provision of this Agreement will be interpreted or construed against the Party whose counsel drafted that provision.
     Section 3.13 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than Whitney (and its permitted assignees) and MMR shall have any obligation hereunder and that, notwithstanding that Whitney is a limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, manager, stockholder or Affiliate of Whitney or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of Whitney or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of Whitney under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of Whitney hereunder.
     Section 3.14 Interpretation. Article and Section references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by Whitney under this Agreement, such action shall be in Whitney’s sole discretion unless otherwise specified.
[Next page is the signature page.]

     IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

WHITNEY EXPLORATION, LLC
By:	/s/ Stephen J. Williams
	Name:	Stephen J. Williams
	Title:	Sole Member

MCMORAN EXPLORATION CO.
By:	/s/ Nancy D. Parmelee
	Name:	Nancy D. Parmelee
	Title:	Senior Vice President, Chief Financial Officer and Secretary

[Signature Page to Registration Rights Agreement]